Exhibit 10.1

                  INDEPENDENT CONTRACTOR/ CONSULTING AGREEMENT


This Agreement is made and entered this 12th day of February, 2001, between American Commerce Solutions, Inc. (Client), having its primary place of business at 1400 Chamber Drive, Bartow, Florida, 33830 and Allen L. Burditt II (Consultant) having its primary place of business at 4771 Sweetwater Blvd., Suite 125, Sugarland, TX 77479.

                                    RECITALS

WHEREAS, Client is a holding company having subsidiaries engaged in a number of diverse business activities, and;

WHEREAS, Consultant is in the business of providing general consulting, strategic business planning, and assisting with mergers and acquisitions', and;

WHEREAS, in the operation of Client's business, Client is in need of the services which, Consultant provides and wishes to enter into a business arrangement with Allen L. Burditt II to provide such services, and;

WHEREAS, the Consultant works for its Clients on a non-exclusive basis.


NOW THEREFORE, in consideration of the premises, mutual promises, obligations, representations, and warranties, the parties agree as follows:

TERM OF AGREEMENT:

This Agreement will become effective on February 12, 2001 and will continue in effect for a period of twelve (12) months unless terminated earlier pursuant to the terms of this Agreement.

SERVICES OF THE INDEPENDENT CONTRACTOR/ CONSULTANT
Consultant agrees to provide strategic planning to Client. The Consultant will provide such consulting services and advice pertaining to the Client's business affairs as the Client may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Client in developing, studying and evaluating merger and acquisitions, prepare analytical reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto. Consultant may, from time to time provide other services such as introduction to companies interested in potential merger or acquisition. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.

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RELATIONSHIP OF THE PARTIES:

It is the express intention that the Consultant be an independent contractor and not an employee, agent, joint venture, or partner of the Client. Consultant shall not have the right to commit Client to any binding agreement.

RIGHT TO ACCEPT:

The right to accept any merger or acquisition, or any other such transaction the Consultant may introduce the Client to, is solely that of the Client.

CONFIDENTIALITY:

The Parties hereto agree that any and all individuals and/or information, trade secrets, know-how or other proprietary rights revealed or divulged by any of the parties hereto to any other parties hereto, is privileged and confidential information which may not be used or communicated by the receiving party without the prior written consent of the communicating party. Information not previously known to the receiving party, relating to the identification of clients, and/or potential clients and/or names of individuals are to be considered stock in the trade of the disclosing party. The receiving party shall notify the disclosing party of any such previously known contacts within five (5) business days of such disclosure. Evidence of such previously known contact must be available. Disclosure of such information protected herein shall constitute a breach of the Agreement. This does not apply to information that was learned outside this Agreement or is generally known by the public.

COMPENSATION:

Compensation of the Consultant by the client shall be 500,000 shares of freely tradable stock. Compensation is earned on a ratable basis when Consultant provides any services listed above or when Consultant completes additional tasks that Client may request from time to time. Payment by the Consultant to outside contractors for assistance in the completions of tasks defined in this Agreement shall be deemed earned when paid. Consultant will provide to Client the name, address, telephone numbers and all other contact information where the shares have been placed.

TERMINATION:

Notwithstanding any other provision of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days notice to the other party. Upon termination, Client shall be responsible for any and all payment of out of pocket expenses previously approved Client for services due under the scope of this Agreement. Shares not used for payment of outside services to the Consultant or not earned by the Consultant for failure to perform will be returned to the Client immediately upon the receipt or issuance of the termination notice.

Termination on Occurrence of Stated Events. This Agreement shall terminate automatically upon the condition of bankruptcy or insolvency of either party and or for non-payment under the terms of this Agreement. In the event of non-payment, notice shall be given in writing as described herein, and the Client shall have 20 business days to correct such default.

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                               GENERAL PROVISIONS

FURTHER ACTS:

Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

ENTIRE AGREEMENT:

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument signed by the parties affected thereby, or their respective successors or assigns. This Agreement cancels or supercedes all prior agreements, if any, oral or written between the Consultant and Client.

SEVERABILITY:

If any portion of this Agreement shall be held invalid, such invalidity shall not affect the other provisions hereof, and to this extent, the provisions of this Agreement are intended to be and shall be deemed severable.

NOTICES:

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if sent by registered mail, postage prepaid and return receipt requested, to the address of the parties set forth in the first paragraph of this Agreement or such addresses as may have been provided in like manner to both parties to this Agreement. Any notice that is sent by mail under this Agreement shall be considered received on the date on which it is actually delivered to the premises of the party to whom it is properly addressed, such date to be conclusively evidenced by the date of the return receipt.

GOVERNING LAW:

This Agreement shall be construed in accordance with and governed by the laws of the state of Florida.

ASSIGNMENT:

No party to this Agreement may assign this Agreement or its rights or obligations hereunder without written consent of the other.

ARBITRATION:

Any controversy, claim, misunderstanding, course of action, matter in question, breach, disagreement, dispute, or other related matter arising out of, or related to this Agreement, or the relationship between the parties, shall be decided by mandatory binding arbitration before the American Arbitration Association, of Florida. In such arbitration, the parties shall be entitled to the full discovery rights accorded to litigants under the laws of Florida. The prevailing party shall be entitled to recover all costs and expenses incurred, including reasonable attorney's fees, related costs, and any advanced arbitration expenses.

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INDEMNIFICATION:

Consultant will indemnify and hold harmless Client and its officers, directors, agents and employees against any expenses which may be incurred by the Client as a result of statements made by Consultant which are inaccurate or misleading or failure by Consultant to state facts, which are necessary to be stated in order to make statements made not misleading.

USE OF EMPLOYEES OF CONTRACTOR.

Consultant may, at its own expense, use any employee or subcontractors as they deem necessary to perform the services required of Consultant by this Agreement. Client may not control, direct or supervise Consultant's employees or subcontractors in the performance of those services.

INTRODUCTIONS.

Should Consultant introduce Client to heretofore unknown merger/acquisition candidates and Client closes on an introduced transaction, Consultant shall receive at closing a fee to be determined on a case by case basis.

COOPERATION.

Client shall comply with all reasonable requirements of Consultant and provide access to all documents reasonably necessary for the performance of Consultant's duties under this Agreement.

COUNTERPARTS.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

HEADINGS.

The headings of this Agreement are inserted solely for the convenience of reference and are not part of, nor are they intended to govern, limit or aid in the construction of any term or provision hereof.

PRONOUNS.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

WAIVER.

No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

ACKOWLEDGEMENT CONCERNING COUNSEL.

Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

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IN WITNESS  WHEREOF,  the parties  have caused this  Agreement to be executed by their duly authorized representatives.


By: /s/ Allen L. Burditt II
    -----------------------
    Allen L. Burditt, II

Date: February 12, 2001



American Commerce Solutions, Inc.


By:  /s/ Steven D. Smith
    -----------------------
    Steven D. Smith

Title: President
Date: February 12, 2001

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